JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of Infinity Augmented Reality, Inc. dated as of June 26, 2015 is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated:	June 26, 2015

CREDIT STRATEGIES LLC

By:	Platinum Credit Management LP Investment Manager

By:	/s/ Daniel Mandelbaum
	Name:	Daniel Mandelbaum
	Title:	Chief Financial Officer

ALS CAPITAL VENTURES LLC

By:	Platinum Credit Management LP Investment Manager

By:	/s/ Daniel Mandelbaum
	Name:	Daniel Mandelbaum
	Title:	Chief Financial Officer

PLATINUM CREDIT MANAGEMENT LP

By:	/s/ Daniel Mandelbaum
	Name:	Daniel Mandelbaum
	Title:	Chief Financial Officer

PLATINUM PARTNERS LIQUID OPPORTUNITY MASTER FUND LP

By:	Platinum Liquid Opportunity Management (NY) LLC, as Investment Manager

By:	/s/ Daniel Mandelbaum
	Name:	Daniel Mandelbaum
	Title:	Chief Financial Officer

PLATINUM LIQUID OPPORTUNITY MANAGEMENT (NY) LLC

By:	/s/ Daniel Mandelbaum
	Name:	Daniel Mandelbaum
	Title:	Chief Financial Officer

PLATINUM PARTNERS VALUE ARBITRAGE FUND L.P.

By:	Platinum Management (NY) LLC, as Investment Manager

By:	/s/ Daniel Mandelbaum
	Name:	Daniel Mandelbaum
	Title:	Chief Financial Officer

PLATINUM MANAGEMENT (NY) LLC

By:	/s/ Daniel Mandelbaum
	Name:	Daniel Mandelbaum
	Title:	Chief Financial Officer

/s/ Mark Nordlicht
MARK NORDLICHT